EXHIBIT 10.23

             PARTIAL ASSIGNMENT OF LEASE AND ASSIGNMENT OF SUBLEASES


     PARTIAL ASSIGNMENT OF LEASE AND ASSIGNMENT OF SUBLEASES (the "Partial Assignment") made as of April 9, 2003, by and between INDEX DEVELOPMENT PARTNERS, INC., a Delaware corporation, formerly named Individual Investor Group, Inc. having an office at 125 Broad Street, New York, New York 10004 ("Assignor") and SLG BROAD STREET 125 C LLC, a New York limited liability company, having an office c/o S.L. Green Realty Corp. , 420 Lexington Avenue, New York, New York 10170 ("Assignee").

                              W I T N E S S E T H:

     WHEREAS, by Lease dated as of November 30, 1998 (as the same may have been amended from time to time to date, collectively, the "Master Lease"), Assignee's predecessor in title ("Prime Lessor"), did demise and lease to Assignor and Assignor did lease from Prime Lessor the entire rentable area of the fourteenth
(14th) floor as more particularly described in the Master Lease (such floor being hereinafter referred to as the "Original Premises"), in the building known as 125 Broad Street, New York, New York (the "Building"), upon terms and at a rental more particularly set forth in the Master Lease;

     WHEREAS, Assignee is the current landlord under the Master Lease;

     WHEREAS, pursuant to the terms of an Agreement of Sublease entered into between Assignor and Fahnestock & Co. Inc. ("Fahnestock"), dated as of December 18, 2001 (the "Fahnestock Sublease"), Assignor subleased a portion of the Original Premises to Fahnestock (the "Fahnestock Premises");

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     WHEREAS,  the  Fahnestock  Sublease  shall end and expire  according to its terms on March 30, 2004 (the "Fahnestock Sublease Expiration");

     WHEREAS, pursuant to the terms an Agreement of Sublease entered into between Assignor and Professional Access Limited ("PAL") dated as of May __, 2001 (the "PAL Sublease"), Assignor subleased a portion of the Original Premises to PAL (the "PAL Premises");

     WHEREAS, the PAL Sublease shall end and expire according to its terms on March 30, 2004 (the "PAL Sublease Expiration");

     WHEREAS, Assignor desires to assign to Assignee (i) all of Assignor's right, title, interest and obligations, as tenant under the Master Lease, with respect to the Fahnestock Premises and the PAL Premises (jointly the "Assigned Premises") and (ii) all of Assignor's right, title and interest as sublessor under the Fahnestock Sublease and PAL Sublease (jointly, the "Assigned Subleases") together with the security deposits held pursuant to the Assigned Subleases (Assignor's rights, titles, interests and obligations described in clauses (i) and (ii) above, are referred to collectively as, the "Assigned Interests"), subject to the terms and conditions set forth herein; and

     WHEREAS, Assignee desires to (i) accept such assignment of the Assigned Interests, and (ii) assume Assignor's obligations under the Assigned Interests accruing from and after the Effective Date (as hereinafter defined), subject to the terms and conditions set forth in this Partial Assignment.


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     NOW THEREFORE,  in  consideration of the sum of Ten Dollars ($10) and other good and valuable consideration paid by Assignee to Assignor, the mutual receipt and legal sufficiency of which are hereby acknowledged, effective upon the Effective Date the parties hereto hereby agree as follows:

     1. Effective on April 30, 2003 (the "Effective Date"), Assignor hereby assigns, transfers and conveys to Assignee all of the Assigned Interests, to have and to hold the same unto Assignee, its successors and assigns, subject only to the reservation of certain interests and rights by Assignor as further set forth in Paragraph 10 below, from and after the Effective Date. On the Effective Date, Assignor will transfer the Subtenant Security Deposits (as defined in Paragraph 7 below) to Assignee. Simultaneously with the execution of this Partial Assignment, Assignee will irrevocably authorize the letter of credit held by Assignee pursuant to the Master Lease to be reduced to $11,770.50, effective April 30, 2003, by delivery to Fleet Bank a duly executed letter in the form annexed hereto as Exhibit C. Assignor and Assignee will each pay one-half of the 1/4 of 1% transfer fee payable in connection with the transfer of the Subtenant Security Deposits.

     2. A. Effective on the Effective Date, Assignee hereby accepts the foregoing assignment and agrees to perform Assignor's obligations, as tenant under the Lease, with respect to the Assigned Premises and as sublessor under each of the Assigned Subleases, in each case arising from and after the Effective Date, and, except as set forth in Paragraphs 8, 9 and 10 of this Partial Assignment, Assignee does hereby release Assignor and its successors and assigns from and against any and all liabilities and obligations relating to the Assigned Interests which accrue from and after the Effective Date, except that nothing herein contained shall be deemed to constitute a release or discharge of Assignor with respect to any obligation or liability of Assignor (a) accrued or incurred under the Assigned Interests and outstanding and unsatisfied on the Effective Date (including, without limitation, any deficiency in Assignor's payment of Escalations under Article 5 of the Master Lease and (b) to a third party (under the insurance and indemnification provisions of the Master Lease, the Assigned Subleases or otherwise) arising prior to, on or after Effective Date as a result of an event occurring or condition existing prior to or on the Effective Date.

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     B.  Notwithstanding  any  provision  in  this  Partial  Assignment  to  the contrary, including, without limitation, Section 2A, the foregoing is not intended to be a release of Assignor from any obligations or liabilities to Assignee, as landlord under the Master Lease, with respect to the remaining portion of the Original Premises demised to Assignor, or a waiver by Assignee of Assignee's rights or benefits under the Master Lease with respect to the remaining portion of the Original Premises demised to Assignor. Without limiting the generality of the foregoing, Assignor is retaining possession of the portion of the Original Premises shown hatched on Exhibit A annexed hereto (the "Retained Premises") and will comply with the terms of the Master Lease as they relate to the Retained Premises. The Retained Premises constitute 4.72% of the Original Premises, so that Assignor shall remain responsible for 4.72% of the Base Rent and escalations payable pursuant to Article 5 of the Master Lease (the "Retained Premises Rent"). Assignor will continue to pay 100% of the charge for electricity payable to Assignee by Assignor pursuant to Section 8.6 of the Master Lease.

     C. The provisions of this Paragraph 2 shall survive the Effective Date and delivery of possession of the Assigned Premises.

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     3.  Except  as  set  forth  in  Paragraphs  8,  9 and  10 of  this  Partial
Assignment, Assignor's indemnification obligations set forth in Article 18 of the Master Lease as they relate to the Assigned Interests shall survive with respect to any claims which accrue prior to the Effective Date. The provisions of this Paragraph 3 shall survive the Effective Date and delivery of possession of the Assigned Premises.

     4. A. Neither the partners comprising Assignee, nor the shareholders (nor any of the partners comprising same), partners, members, managers, directors or officers of any of the foregoing (collectively, the "Parties") shall be liable for the performance of Assignee's obligations under this Partial Assignment. Assignor shall look solely to Assignee to enforce Assignee's obligations hereunder and shall not seek any damages against any of the Parties. The liability of Assignee for Assignee's obligations under this Partial Assignment shall not exceed and shall be limited to the value of Assignee's interest in the Building and the land on which the Building is located (including the rents and proceeds therefrom) and Assignor shall not look to the property or assets of any of the Parties or any other assets of Assignee in seeking either to enforce Assignee's obligations under this Partial Assignment or to satisfy a judgment for Assignee's failure to perform such obligations.

     B. Neither the partners comprising Assignor, nor the shareholders (nor any of the partners comprising same), partners, members, managers, directors or officers of any of the foregoing (collectively the "Assignor Parties") shall be liable for the performance of Assignor's obligations under this Partial
Assignment. Assignee shall look solely to Assignor to enforce Assignor's obligations hereunder and shall not seek any damages against any of the Assignor Parties. Assignee shall not look to the property or assets of any of the Assignor Parties in seeking either to enforce Assignor's obligations under this Partial Assignment or to satisfy a judgment for Assignor's failure to perform such obligations. Assignee may, however, look to all property and assets of Assignor in connection with any action brought by Assignee against Assignor.

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     5. It is the  intention  of the parties  hereto  that the estates  acquired hereunder by Assignee shall not merge with, or into, the fee interest or any other estate, whether lesser or greater, in the Assigned Premises now held or hereafter acquired by Assignee, its successors and assigns, nor shall said estates be deemed surrendered on account of this Partial Assignment, and the estates acquired hereunder by Assignee shall be and remain separate and independent leasehold estates in the Assigned Premises until the date (the "Merger Date") Fahnestock and PAL vacate and surrender possession of the Assigned Premises in accordance with the terms of the Assigned Subleases, as they may be amended from time to time. On the Merger Date, it is the intention of the parties hereto that the estates acquired hereunder by Assignee shall merge with and into the fee interest estate in the Assigned Premises now held by Assignee and said estates shall be deemed surrendered on account of this Partial Assignment. Subject to the foregoing, from and after the Effective Date, the terms of the Master Lease shall continue to apply to each of the respective leasehold estates of Assignee hereunder in the Assigned Premises, and to Assignor with respect to the Retained Premises, as if such respective estates were the exclusive estates governed thereby.

     6. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Master Lease.

     7. Assignor hereby represents and warrants to Assignee that it has not, at any time, pledged, hypothecated, assigned or encumbered (a) the Master Lease or


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sublet the Assigned Premises (other than pursuant to the Assigned  Subleases) or in any other manner encumbered or demised the Assigned Premises or (b) the Assigned Subleases. Assignor hereby further represents and warrants to Assignee that (i) attached hereto as Exhibit B are true and complete copies of the Assigned Subleases, (ii) to Assignor's knowledge, neither Fahnestock or PAL is in default of any of the terms, covenants or conditions of the Fahnestock or PAL Sublease, as applicable, to be observed or performed by Fahnestock or PAL, as applicable, and no condition exists which, with the giving of notice or lapse of time or both, would constitute such a default, (iii) to Assignor's knowledge, Assignor is not in default of any of the terms, covenants or conditions of either of the Assigned Subleases to be observed or performed by Assignor and no condition exists which, with the giving of notice or lapse of time or both, would constitute such a default, (iv) the Assigned Subleases are in full force and effect and have not been modified, amended or supplemented and they constitute the entire agreements between Assignor and Fahnestock or PAL, as applicable, relating to the Assigned Premises, (v) Assignor is currently holding letter of credits covering the security deposits under the Assigned Subleases in the following amounts: $89,619.53 with respect to the Fahnestock Sublease and $55,608.84 with respect to the PAL Sublease (jointly, the "Subtenant Security Deposits"); each of the letters of credit is in full force and effect, each of them expires no earlier than May 15, 2004 and no drawings have been made under either of them, (vi) all brokerage commissions and fees due in connection with the Assigned Subleases have been paid in full and (vii) the Fahnestock Sublease Expiration and the PAL Sublease Expiration will both occur on March 30, 2004. Assignor and Assignee further represent and warrant to each other that the Master Lease is in full force and effect and that to the best of each party's knowledge there are no defaults existing under the Master Lease and there exist no valid abatements, causes of action, counterclaims, disputes, defenses, offsets, credits, deductions or claims against the enforcement of any of the terms and conditions of the Master Lease. Assignor and Assignee further warrant and represent to each other that this Partial Assignment has been duly authorized, executed and delivered by each of them and constitutes the legal, valid and binding obligation of each of them, enforceable in accordance with its terms.

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     8. On the Effective Date, the Assigned  Premises shall be deemed  delivered to Assignee in their "as is" condition, and Assignor shall have no obligation to perform any work to prepare the Assigned Premises for Assignee. On the Effective Date, Assignor shall be deemed to have abandoned and relinquished all of Assignor's right, title and interest with respect to all property owned by Assignor and located in the Assigned Premises. Assignor represents and warrants that it owns all such property free and clear of any liens, claims or other
encumbrances.   Assignee   acknowledges   that   Assignor   has  made  no  other
representations, warranties or promises with respect to the Assigned Premises or the Master Lease except as expressly set forth herein. The provisions of this Paragraph 8 shall survive the Effective Date.

     9. Assignor and Assignee each represents and warrants to the other that it has not dealt with any broker in connection with this Partial Assignment. Assignee shall indemnify Assignor for, and hold Assignor harmless from and against, any and all claims for commission, fee or other compensation by any broker, finder or like person who shall claim to have dealt with Assignee in connection with this Partial Assignment and for any and all costs incurred by Assignor in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements. Assignor shall indemnify Assignee for, and hold Assignee harmless from and against, any and all claims for commission, fee or other compensation by any broker, finder or like person who shall claim to have dealt with Assignor in connection with this Partial Assignment and for any and all costs incurred by Assignee in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements. The provisions of this Paragraph 9 shall survive the Effective Date.


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     10.  Assignor and Assignee shall  apportion,  as of the Effective Date, (i)
the Base Rent, electricity charges and escalation rent for real estate taxes and operating expenses under the Master Lease payable with respect to the Assigned Premises (the "Rent") and (ii) the fixed rent (except as hereinafter set forth), additional rent and electricity charges (collectively "Sublease Rent") payable under the Assigned Subleases. The net amount of the apportionments described in the foregoing sentence shall be paid to Assignor or Assignee, as the case may be, within thirty (30) days after the Effective Date. The parties' obligation to adjust for Rent and Sublease Rent apportioned as of the Effective Date shall survive the Effective Date. Notwithstanding the foregoing, Assignor and Assignee agree that the fixed rent, escalations and electricity charge payable under the
(a) Fahnestock Sublease exceeds the rent, electricity charge and additional rent payable by Assignor under the Master Lease attributable to the Fahnestock Premises (the "Fahnestock Profit") and (b) PAL Sublease exceeds the rent, electricity charge and additional rent payable by Assignor under the Master Lease attributable to the PAL Premises (the "PAL Profit"). The Fahnestock Profit and PAL Profit are being retained by Assignor and are not included as part of the Assigned Interests. However, Assignee agrees to bill Fahnestock for the Fahnestock Profit and endeavor (at no cost to Assignee) to collect same as agent for Assignor. Assignee shall, provided Assignor shall not be in default under the Master Lease, promptly remit to Assignor, as and when collected from Fahnestock, the Fahnestock Profit, and if there is a default, any unpaid installments of the Fahnestock Profit shall be paid promptly after the default is cured. Assignee shall have no liability to Assignor for any uncollected portion of the Fahnestock Profit. Nothing contained herein shall be construed to prevent Assignor from maintaining an independent action against Fahnestock to collect the Fahnestock Profit or requiring Assignee, at Assignor's sole cost and expense and at Assignor's direction, to maintain an action against Fahnestock to collect the Fahnestock Profit. Assignee agrees to credit the monthly PAL Profit against the Retained Premises Rent and electricity charges payable by Assignor under the Master Lease. The PAL Profit shall be so credited whether or not Assignee collects the PAL Profit (or any portion thereof) from PAL. Since each monthly installment of the PAL Profit exceeds the Retained Premises Rent payable by Assignor, such amount which exceeds the credit shall, provided that the Master Lease is in full force and effect and Assignor is not in default thereunder, be paid by Assignee to Assignor promptly, and if there is a default, such payment or payments shall be made promptly after the default is cured.

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     11. This Partial  Assignment  shall be (i) binding upon the parties  hereto and their successors and assigns and (ii) governed by the laws of the State of New York.

     12. In the event Assignor or Assignee is in default under the terms of this Partial Assignment (such party in default being the "Defaulting Party" and the party not in default hereunder being the "Non- Defaulting Party"), Non-Defaulting Party shall be entitled to recover from the Defaulting Party, and Defaulting Party shall pay to the Non-Defaulting Party, an amount equal to all reasonable costs and expenses (including all court costs and reasonable attorneys' fees and disbursements), incurred by the Non-Defaulting Party in enforcing its rights and remedies under this Partial Assignment, at law or in equity.

     13. This Partial Assignment may be signed in counterparts which, taken together, shall constitute one and the same original instrument.



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                  WITNESS WHEREOF, this Partial Assignment has been executed and delivered by Assignor to Assignee and Landlord as of the day and year first above written.

                                     INDEX DEVELOPMENT PARTNERS, INC.



                                     By:
                                         --------------------------------------
                                                Name:
                                                Title:


                                     SLG BROAD STREET 125 C LLC

                                     By:  S.L. Green Management LLC



                                     By:
                                         --------------------------------------
                                                Name:
                                                Title:




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